Exhibit 99.1

News for Immediate Release

Contact:

David Hartung

Investor Relations

First Marblehead

800 Boylston Street, 34th FL

Boston, MA 02199

617.638.2011

FIRST MARBLEHEAD ANNOUNCES SECOND QUARTER RESULTS; COMMENTS ON COMPLETION OF TMS ACQUISITION

BOSTON, MA, February 1, 2011 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the second quarter of fiscal 2011 and for the six-month period ended December 31, 2010.

For the second quarter of fiscal 2011, the company recorded a net loss available to First Marblehead stockholders of $1.5 million, or $0.01 per share, compared to a net loss for the second quarter of fiscal 2010 of $11.7 million, or $0.12 per share.  For the first six months of fiscal 2011, the net loss available to First Marblehead stockholders was $12.1 million, or ($.12) per share, compared to a net loss of $105.8 million, or ($1.07) per share, for the first six months of fiscal 2010.

The $0.01 per share net loss available to First Marblehead stockholders for the second quarter of fiscal 2011 included $8.1 million in gains related to the reorganization proceeding of TERI, partially offset by $1.1 million in acquisition costs, which had the net effect of reducing the quarterly net loss by $0.06 per share.

“We are pleased so far with the quality of the loans originated using our Monogram® platform,” said Daniel Meyers, chairman and chief executive officer.  “At the end of last quarter, we were on the lender lists at 77 colleges and universities. We are now on 119, and expect to reach our goal of 200 by the end of this fiscal year.”

On December 31, 2010, the company successfully completed its previously announced acquisition of Tuition Management Systems (“TMS”), formerly a division of KeyBank National Association. TMS is one of the largest U.S. providers of outsourced tuition planning, billing, and payment technology services for universities, colleges and elementary and secondary schools.

“The acquisition of TMS allows First Marblehead to diversify its existing product offerings while generating additional stable, fee-based revenue streams,” said Mr. Meyers.  “The size and quality of its customer base provides an opportunity to expand our school relationships and offer complementary products and services in the future.”

The assets and liabilities of TMS are reflected in the company’s consolidated balance sheet as of December 31, 2010, however, the results of TMS are not reflected in the statement of operations for the three and six months ended December 31, 2010.  Of the total purchase price premium of $46.8 million, approximately $27.6 million  has been allocated to intangible assets and $19.2 million has been allocated to goodwill.

The presentation of financial results for the three and six months ended December 31, 2010 differs significantly from results presented for the same periods in the prior year due to the adoption of updates to the accounting standards in ASC 810 and ASC 860-40 (formerly referred to as FAS 166 and 167).  As a result of these  accounting rules, which were adopted July 1, 2010, on a prospective basis, the company has consolidated 14 formerly off-balance sheet securitization trusts and has deconsolidated UFSB Private Loan SPV, LLC (“UFSB-SPV”).  These changes had the net effect of increasing assets by $7.9 billion and liabilities by $8.8 billion on the date of adoption.  The statement of operations for the three and six months ended December 31, 2009 and the balance sheet as of June 30, 2010 has not been retrospectively adjusted to reflect these updates, and as a result, current fiscal year financial information is not comparable to that of prior fiscal years.

With the addition of the securitized trusts to our consolidated financial statements, the company now has  two distinct reporting segments: Education Financing, formerly Loan Operations, and Securitization Trusts.  The results for the Education Financing segment for the current periods are comparable to the  results from prior periods, with the exception of the deconsolidation of UFSB-SPV.  Effective December 31, 2010, results for the Education Financing segment will include the results of our newly acquired TMS operations.  The Securitization Trusts segment reflects the  results of the 14 consolidated trusts.

Education Financing Segment Results

The net loss available to First Marblehead stockholders was $2.4 million for the quarter ended December 31, 2010 compared to $12.4 million for the previous quarter.  Trust updates for additional structural advisory fees and residuals improved $6.2 million quarter over quarter.  In addition, the company recognized $8.1 million in gains related to the TERI reorganization in the quarter ended December 31, 2010.

Securitization Trusts Segment Results

The loss before income taxes was $28.5 million for the quarter ended December 31, 2010 compared to $49.1 million for the previous quarter.  The provision for loan losses increased $17.8 million quarter over quarter as the company increased its default projections as a result of modifications to  macroeconomic indicators used in its performance projection models.  The loss before income taxes during the second fiscal quarter of fiscal 2011 was affected by the recognition of a $42.6 million gain related to the TERI reorganization.  The $28.5 million loss before income taxes for the quarter ended December 31, 2010 was offset by the $30.2 million non-controlling interest for those trusts that the company consolidates but for which it has no ownership interest.

As of December 31, 2010, the company had $293.8 million in cash, cash equivalents, short-term investments and federal funds sold, compared to $328.6 million at September 30, 2010.  The company’s liquidity position as of December 31, 2010 reflected  the receipt of a $45.1 million federal income tax refund during the quarter, $23.6 million in planned reductions in bank deposits held by its subsidiary Union Federal Savings Bank, and the net payment of $46.1 million for the acquisition  of TMS.  Net operating cash usage* was approximately $11.5 million for the quarter ended December 31, 2010, down from approximately $12.4 million for the quarter ended September 30, 2010.  Loss before income taxes was $32.5 million for the quarter ended December 31, 2010, down from approximately $63.9 million for the quarter ended September 30, 2010.

*See below under the heading “Use of Non-GAAP Financial Measures”.

Quarterly Conference Call

First Marblehead will host a conference call on February 1, 2011 at 5:00 p.m. Eastern time to discuss its results.  Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the company’s website at www.firstmarblehead.com, under Investors, or by dialing (800) 573-4752 in the United States or (617) 224-4324 from abroad and entering the pass code 96681793.

About The First Marblehead Corporation — First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs.  Beginning January 1, 2011, First Marblehead also offers outsourced tuition planning, billing and payment technology services through its subsidiary Tuition Management Systems LLC. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org.  For more information, go to www.firstmarblehead.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts that we have facilitated (the “Trusts”) and on our plans, estimates and expectations as of February 1, 2011.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operational results, including the performance of the Trusts and resulting cash flows, facilitated loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements.  Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings; the volume, timing and performance of facilitated loans; the size and structure of any credit enhancement provided by First Marblehead in connection with the Monogram platform; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including as a result of the audit being conducted by the Internal Revenue Service relating to tax refunds previously received;  the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used to estimate the fair value of additional structural advisory fees, asset servicing fees and residuals receivables; our success in integrating the operations of Tuition Management Systems LLC and realizing the anticipated benefits of our acquisition of TMS, including additional fee-based revenues: and the other factors set forth under the caption “Part II — Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2010.  Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the Trusts; economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on loan portfolios held by the Trusts, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; and interest rate trends.  We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

-financial tables to follow-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended December 31, 2010 and 2009

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Three months ended December 31,		Six months ended December 31,
	2010	2009	2010	2009
Revenues:
Net interest income:
Interest income	$85,023	$5,454	$172,964	$13,936
Interest expense	(16,284)	(3,953)	(34,710)	(7,995)
Net interest income	68,739	1,501	138,254	5,941
Provision for loan losses	(125,078)	(3)	(232,201)	47
Net interest income (loss) after provision for loan losses	(56,339)	1,498	(93,947)	5,988
Non-interest revenues:
Asset servicing fees:
Fee income	781	1,777	1,759	3,879
Fee updates	(1,127)	203	(1,036)	363
Total asset servicing fees	(346)	1,980	723	4,242
Additional structural advisory fees and residuals—trust updates	297	1,731	(335)	2,918
Administrative and other fees	1,997	4,932	4,250	10,529
Total non-interest revenues	1,948	8,643	4,638	17,689
Total revenues	(54,391)	10,141	(89,309)	23,677

Non-interest expenses:
Compensation and benefits	8,154	8,206	16,025	16,343
General and administrative expenses	20,616	12,352	41,713	30,541
Losses on education loans held for sale	—	10,688	—	134,614
Total non-interest expenses	28,770	31,246	57,738	181,498
Loss from operations	(83,161)	(21,105)	(147,047)	(157,821)
Other income - gains from TERI settlements	50,681	—	50,681	—
Loss before income taxes	(32,480)	(21,105)	(96,366)	(157,821)
Income tax benefit	(796)	(9,386)	(3,381)	(52,036)
Net loss	(31,684)	(11,719)	(92,985)	(105,785)
Net loss attributable to non-controlling interests	30,234	—	80,914	—
Net loss available to First Marblehead stockholders	$(1,450)	$(11,719)	$(12,071)	$(105,785)

Net loss per share available to First Marblehead stockholders:
Basic	$(0.01)	$(0.12)	$(0.12)	$(1.07)
Diluted	(0.01)	(0.12)	(0.12)	(1.07)

Weighted average shares outstanding:
Basic	100,833	99,247	100,802	99,224
Diluted	100,833	99,247	100,802	99,224

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 31, 2010 and June 30, 2010

(Unaudited)

(dollars in thousands)

	December 31,	June 30,
	2010	2010
ASSETS
Cash and cash equivalents	$241,839	$329,047
Short-term investments and federal funds sold, at cost	52,000	52,000
Restricted cash and guaranteed investment contracts, at cost	303,992	1,026
Investments available for sale, at fair value	3,998	4,471
Education loans held for sale, at lower of cost or fair value	—	105,082
Education loans held to maturity, net of allowance of $500,429 and $24,804	7,277,060	391
Mortgage loans held to maturity, net of allowance of $634 and $367	7,947	8,118
Interest receivable	86,168	2,457
Deposits for participation interest accounts, at fair value	8,492	—
Service revenue receivables, at fair value	14,547	53,279
Income taxes receivable	—	17,560
Net deferred tax asset	5,929	41,915
Goodwill	19,170	—
Intangible assets, net of accumulated amoritzation	28,512	1,194
Other assets	41,842	16,830
Total assets	$8,091,496	$633,370

LIABILITIES AND EQUITY
Liabilities:
Deposits	$55,900	$108,732
Restricted funds due to tuition payment processing clients	146,989	—
Accounts payable, accrued expenses and other liabilities	32,034	36,764
Income taxes payable	25,847	—
Education loan warehouse facility	—	218,059
Long-term borrowings	8,568,971	—
Total liabilities	8,829,741	363,555
Commitments and contingencies
Equity:
Total First Marblehead stockholders’ equity	321,626	269,815
Non-controlling interests	(1,059,871)	—
Total (deficit) equity	(738,245)	269,815
Total liabilities and equity	$8,091,496	$633,370

Supplemental Information — Assets and liabilities of consolidated variable interest entities (VIEs), included in the consolidated balance sheet above, after elimination of intercompany balances.
Assets available to settle obligations of consolidated VIEs:
Restricted cash and guaranteed investment contracts, at cost	$157,003	$—
Education loans held to maturity, net of allowance of $498,723	7,276,967	—
Interest receivable	86,076	—
Other assets	28,687	—
	$7,548,733	$—
Liabilities to third parties of consolidated VIEs, for which creditors do not have recourse to the general credit of First Marblehead:
Accounts payable, accrued expenses and other liabilities	$11,079	$—
Long-term borrowings	8,568,971	—
	$8,580,050	$—

The First Marblehead Corporation and Subsidiaries

Condensed Consolidating Statements of Operations

For the Three Months Ended December 31, 2010 and 2009

(Unaudited)

(dollars in thousands)

	Three months ended December 31,
	2010				2009
	Education Financing	Securitization Trusts	Eliminations	Consolidated FMD	Education Financing	Deconsolidation and eliminations	Consolidated FMD

Revenues:
Net interest income:
Interest income	$441	$84,572	$10	$85,023	$1,446	$4,008	$5,454
Interest expense	(234)	(16,050)	—	(16,284)	(763)	(3,190)	(3,953)
Net interest income	207	68,522	10	68,739	683	818	1,501
Provision for loan losses	(208)	(124,870)	—	(125,078)	(3)	—	(3)
Net interest income (loss) after provision for loan losses	(1)	(56,348)	10	(56,339)	680	818	1,498
Non-interest revenues:
Asset servicing fees:
Fee income	781	—	—	781	1,777	—	1,777
Fee updates	(1,127)	—	—	(1,127)	203	—	203
Total asset servicing fees	(346)	—	—	(346)	1,980	—	1,980
Additional structural advisory fees and residuals—trust updates	5,469	—	(5,172)	297	1,731	—	1,731
Administrative and other fees	4,138	282	(2,423)	1,997	5,095	(163)	4,932
Total non-interest revenues	9,261	282	(7,595)	1,948	8,806	(163)	8,643
Total revenues	9,260	(56,066)	(7,585)	(54,391)	9,486	655	10,141
Non-interest expenses:
Compensation and benefits	8,154	—	—	8,154	8,206	—	8,206
General and administrative expenses	12,365	15,037	(6,786)	20,616	12,334	18	12,352
Losses on education loans held for sale	—	—	—	—	3,170	7,518	10,688
Total non-interest expenses	20,519	15,037	(6,786)	28,770	23,710	7,536	31,246
Loss from operations	(11,259)	(71,103)	(799)	(83,161)	(14,224)	(6,881)	(21,105)
Other income - gains from TERI settlements	8,112	42,569	—	50,681	—	—	—
Loss before income taxes	(3,147)	(28,534)	(799)	(32,480)	(14,224)	(6,881)	(21,105)
Income tax benefit	(796)	—	—	(796)	(4,806)	(4,580)	(9,386)
Net loss	(2,351)	(28,534)	(799)	(31,684)	(9,418)	(2,301)	(11,719)
Net loss attributable to non-controlling interests	—	30,234	—	30,234	—	—	—
Net (loss) income available to First Marblehead stockholders	$(2,351)	$1,700	$(799)	$(1,450)	$(9,418)	$(2,301)	$(11,719)

The First Marblehead Corporation and Subsidiaries

Condensed Consolidating Statements of Operations

For the Six Months Ended December 31, 2010 and 2009

(Unaudited)

(dollars in thousands)

	Six months ended December 31,
	2010				2009
	Education Financing	Securitization Trusts	Eliminations	Consolidated FMD	Education Financing	Deconsolidation and eliminations	Consolidated FMD

Revenues:
Net interest income:
Interest income	$921	$172,023	$20	$172,964	$5,900	$8,036	$13,936
Interest expense	(617)	(34,093)	—	(34,710)	(1,604)	(6,391)	(7,995)
Net interest income	304	137,930	20	138,254	4,296	1,645	5,941
Provision for loan losses	(267)	(231,934)	—	(232,201)	47	—	47
Net interest income (loss) after provision for loan losses	37	(94,004)	20	(93,947)	4,343	1,645	5,988
Non-interest revenues:
Asset servicing fees:
Fee income	1,759	—	—	1,759	3,879	—	3,879
Fee updates	(1,036)	—	—	(1,036)	363	—	363
Total asset servicing fees	723	—	—	723	4,242	—	4,242
Additional structural advisory fees and residuals—trust updates	4,759	—	(5,094)	(335)	2,918	—	2,918
Administrative and other fees	8,785	575	(5,110)	4,250	10,863	(334)	10,529
Total non-interest revenues	14,267	575	(10,204)	4,638	18,023	(334)	17,689
Total revenues	14,304	(93,429)	(10,184)	(89,309)	22,366	1,311	23,677
Non-interest expenses:
Compensation and benefits	16,025	—	—	16,025	16,343	—	16,343
General and administrative expenses	24,525	26,807	(9,619)	41,713	29,988	553	30,541
Losses on education loans held for sale	—	—	—	—	63,573	71,041	134,614
Total non-interest expenses	40,550	26,807	(9,619)	57,738	109,904	71,594	181,498
Loss from operations	(26,246)	(120,236)	(565)	(147,047)	(87,538)	(70,283)	(157,821)
Other income - gains from TERI settlements	8,112	42,569	—	50,681	—	—	—
Loss before income taxes	(18,134)	(77,667)	(565)	(96,366)	(87,538)	(70,283)	(157,821)
Income tax benefit	(3,381)	—	—	(3,381)	(22,013)	(30,023)	(52,036)
Net loss	(14,753)	(77,667)	(565)	(92,985)	(65,525)	(40,260)	(105,785)
Net loss attributable to non-controlling interests	—	80,914	—	80,914	—	—	—
Net (loss) income available to First Marblehead stockholders	$(14,753)	$3,247	$(565)	$(12,071)	$(65,525)	$(40,260)	$(105,785)

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States (“GAAP”), the company has included in this press release an additional financial metric, “net operating cash usage,” that was not prepared in accordance with GAAP.  Legislative and regulatory guidance discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why a non-GAAP financial metric is relevant to management and investors.

First Marblehead believes that the inclusion of the non-GAAP financial metric helps investors to gain a better understanding of the company’s quarterly and annual results, including non-interest expenses, and quarter-end liquidity position, particularly in light of dislocations in the private education loan industry and the capital markets that have affected the company.  Management uses the non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the company’s core operating performance and comparing such performance to that of prior periods.  The non-GAAP financial measure is also used by management in its financial and operational decision-making.

There are limitations associated with reliance on the non-GAAP financial measure because it is specific to First Marblehead’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging.  Nevertheless, by providing both GAAP and non-GAAP financial measures, the company believes that investors are able to compare the company’s GAAP results to those of other companies, while also gaining a better understanding of the company’s operating performance, consistent with management’s evaluation.

First Marblehead defines “net operating cash usage” to mean approximate cash used in operations, before tax payments and acquisitions.  In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss before income taxes, for the last four fiscal quarters, and reconciles the GAAP measure to the comparable non-GAAP financial metric:

	Three Months Ended
	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
	(dollars in thousands)
Loss before income taxes	$(32,480)	$(63,886)	$(13,195)	$(44,828)
Non-controlling interest	30,234	50,680	—	—
Additional structural advisory fees - trust updates included in Education Financing segment	(4,363)	(146)	—	—
Net income from Securitization Trusts segment	(1,700)	(1,547)	—	—
Adjusted operating loss	(8,309)	(14,899)	(13,195)	(44,828)
Non-cash gains from TERI settlements	(5,021)	—	—	—
Depreciation and amortization	1,920	2,527	2,711	3,355
Stock-based compensation expense	1,199	1,051	8,482	1,492
Losses (gains) on education loans held for sale	—	—	(7,839)	4,180
Cash receipts from education loans	299	163	3,719	3,311
Cash receipts from trust distributions	134	294	200	382
Interest income accruals from education loans	(93)	(74)	(4,310)	(3,974)
Asset servicing fees	346	(1,069)	345	502
Residuals and additional structural advisory fees-trust updates	(297)	632	(1,651)	21,531
Other	(1,702)	(1,050)	(890)	1,589
Non-GAAP net operating cash usage	$(11,524)	$(12,425)	$(12,428)	$(12,460)

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© The First Marblehead Corporation